UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

PackItGreen Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333- 139991	20-4940852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3420 Ocean Park Blvd., Suite 3000

Santa Monica, California, USA 90405

(Address of principal executive offices) (zip code)

310-450-9100

(Registrant’s telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 19, 2008 (the “Closing Date”), JPG Associates, Inc. (“JPG” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with PackItGreen Holdings, Inc. (“PackItGreen”), a private company formed under the laws of Nevada, and the shareholders of PackItGreen (the “PackItGreen Shareholders”) pursuant to which the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of PackItGreen from the PackItGreen Shareholders. As consideration for the acquisition of the shares of PackItGreen, the Company agreed to issue an aggregate of 30,560,000 shares of Common stock, $0.0001 par value (the “Common Stock”) to the PackItGreen Shareholders. Thereafter, the Company changed its name to PackItGreen Holdings Corp.

As a condition to the transaction, JPG’s shareholders owning an aggregate of 7,790,000 of the then outstanding 10,000,000 shares agreed to return such shares to JPG for cancellation. Further, PackItGreen agreed to pay such shareholders an aggregate of $550,000 (the “Purchase Price”) for such shares within ninety days of the Closing Date.

In order to complete this recapitalization and purchase, on the Closing Date, JPG caused its shareholders owning an aggregate of 7,790,000 of the then outstanding 10,000,000 shares of JPG to be returned to JPG for cancellation, and (ii) JPG caused one of its principal shareholders owning an additional 2,000,000 of the then outstanding 10,000,000 shares of JPG to be deposited in the name of a person or firm mutually acceptable to the parties at an account at a brokerage firm as is mutually designated by the Parties (the “Escrow Shares”), with the understanding that should the Purchase Price not be paid in a timely manner, then and in such event, the Escrow Shares may be sold and the proceeds from the sale of the Escrow Shares would be applied towards satisfaction of the Purchase Price.

Subsequent to the Closing Date, in May 2008, the parties entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which the parties have now agreed to remove the requirement for the $550,000 cash payment and in lieu thereof the parties have agreed that all proceeds from the sale of such 2,000,000 shares sold to satisfy the Purchase Price, which shall not be less than $550,000, shall be retained by the JPG pre-closing shareholders, with any remaining shares not sold to satisfy the Purchase Price being retained by the JPG pre-closing shareholder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Corporate History

JPG Associates, Inc., a consulting firm, was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by its founder since June 2005. JPG’s mission was to provide financial, strategic and operational management consulting to small companies and not-for-profit entities. Its principal function was to assist clients in establishing operations in a manner that minimizes costs and ensures collections of revenues in a timely manner.

Management’s goal is to position the Company to take advantage of the growing market demand for environmentally friendly products ranging from food packaging and medical products to pallets and industrial cushioning packaging products. Management further hopes to play a major role in the “green revolution” by being a pioneer producer with a globally recognized branded label.

Accordingly, the Company intends to cease providing operational management consulting and to engage in the business as described in the section “Description of PackItGreen” below.

Description of PackItGreen

PackItGreen was organized as a Nevada Corporation on July 30, 2007. The Company has two Nevada subsidiaries: PackItGreen, Inc. and EATware, Inc. (“EATware”) (a U.S. company). The Company, through its PackItGreen, Inc. subsidiary, intends to manufacture biodegradable, compostable commercial packaging products, such as pallets, egg cartons, wine packaging, as well as packaging for medical supplies, and gardening supplies. Concurrently, it is intended that the Company’s EATware subsidiary produce biodegradable tableware products, derived from agricultural wastes, such as plates, trays, cups and bowls.

PackItGreen intends to establish a manufacturing and packaging facility in Monticello, Mississippi for the purpose of manufacturing and packaging the biodegradable cellulose-based products to be produced by both of its subsidiaries.

The Company, through its subsidiaries, intends to develop an efficient manufacturing capability using a process that it has been granted an exclusive license to use by EATware Global Corp., as described below, which together with the utilization of low-cost and readily available raw materials, will allow it to fill the niche for environmentally friendly food serviceware and packaging materials against more established conventional products.

The Company’s intended manufacturing facility is currently being retrofitted by the Company to accommodate the new operations. The machinery to be put in place has been designed by EATware International Limited and is in the process of being produced by Kai Yeung Trading Coming Ltd. and is anticipated to be shipped to the United States after the Company completes its first round of financing.

Licensing Agreement with EATware Global Corp.

On December 1, 2007, PackItGreen, Inc. entered into a ten-year Licensing Agreement (the “Agreement”) with EATware Global Corp., a British Virgin Islands corporation (“EATware Global”). EATware Global owns various names, trademarks, patents, equipment and procedures for the manufacture, distribution and sales of organically sensitive, environmentally friendly, and biodegradable tableware, packaging and other cellulose-based products (the “Products”).  Additionally, EATware Global owns certain product formulations, production equipment, productions methods and procedures (“Trade Secrets”) which may be used to produce the Products.

Pursuant to the Agreement, EATware Global granted to PackItGreen, Inc. an exclusive license to use the Trade Secrets to produce the Product. EATware Global also granted to PackItGreen a license to use certain trademarks solely in connection with the packaging, promotion, sale and distribution of the Product to EATware’s assigned distributors. In consideration, PackItGreen, Inc. is obligated to pay EATware Global royalties of 4% of the Product sales. PackItGreen will manufacture and package the Products to EATware Global’s assigned distributors and/or direct customers in North America, Hong Kong, Japan, Malaysia and China.

Please see the section “Certain Relationships and Related Party Transactions” for further information.

Products

The Company intends to produce environmentally-friendly tableware and cushioning packaging products that are:

100% decomposable, biodegradable and compostable;

100% water-resistant;

100% oil-resistant to over 400ºF;

100% heat-resistant to over 400ºF;

100% microwavable

100% freezer-safe;

100% steamer-safe;

100% made of Natural Materials  – absolutely no chemicals/petroleum base additives are added;

Made from cellulose fiber like bamboo, sugarcane, agricultural waste or starches;

100% decomposable in a landfill within 90-360 days;

Additionally, it is management’s intent that EATPlusTM, the additive that makes EATware’s products water, oil- and heat-resistant, be among the first 100% organic additives used in the paper pulp container industry. EATplusTM is a registered trademark by EATware Intellectual Properties Ltd., which is a wholly-owned subsidiary of EATware Global Corp ,and has been filed as such with the US Patents and Trademark Office. EATPlusTM is comprised of a modified starch. While other food packaging competitive products can take over 200 years to decompose and have contributed to massive landfills across the globe, EATware products are designed to decompose in the soil within 180 days and can even completely disperse in water within two weeks.

EATware Global has undertaken numerous third-party testing and certifications from government groups around the world, which allows the Company and its management to be confident that EATware’s products are among the safest, most durable and high-quality products on the market. It is management’s understanding that EATware’s environmental as well as product performance is well recognized by the China Environmental Label and the Hong Kong Green Label. EATware product had also passed the ‘Testing Guideline on the Degradability and Food Safety of Containers and Bags’ set by the Environmental Protection Department, Government of the Hong Kong SAR.  The Company’s objective is to produce a product-range that will cover multiple industries, such as transportation and logistics, agriculture, electronics, food packaging, and hospital and health care. Specifically, within these industries, the Company intends to produce environmentally-friendly products for use in pallets, cushioning packaging, trays, holders, and disposable medical supplies.

The Current Market for Environmentally-Friendly Tableware

The Company intends to establish a manufacturing and packaging facility in Monticello, Mississippi for the purpose of manufacturing and packaging biodegradable cellulose-based products. As disclosed above, this plant is currently being retrofitted by the Company to accommodate the new operations.

Market Overview

The Freedonia Group of Cleveland, Ohio, a business research company, estimates the market for foodservice disposables to be $13.7 billion in sales with an annual growth rate of 3.8% through 2011.  Packaging will lead gains and surpass serviceware as the largest category by 2011. The eating and drinking places market will remain dominant. Products in the serviceware industry include cups, dinnerware, utensils, containers, lids and domes, wraps, bags, napkins, moist towelettes.  The market for these products includes eating and drinking places, retail and vending machines, institutional, lodging and hospitality, sports and recreation.

According to the Environmental Protection Agency (“EPA”), and as may be found at  http://www.epa.gov/garbage/msw99.htm, each year in the United States, approximately 60 billion disposable cups, 20 billion disposable eating utensils and 25 billion disposable plates are used and sent to landfills and incinerators.  Single-use disposable “Expanded Polystyrene” (EPS) food and drink containers (lunch boxes, cups and bowls) are discarded by consumers around the world by the hundreds of millions each and every day. This is extremely detrimental to the environment.  EPS products are being viewed by cities and countries around the world as the main culprit for causing so called “White Pollution” since EPS is totally non-biodegradable and non-recyclable, according to the California Integrated Waste management Board (Statewide Waste Characterization Study: Results and Final Report , pub. #340-00-009, Sacramento, Calif., December 1999, prepared by Cascadia Consulting Group). It takes over 200 years before EPS begins to only partly degrade in water or in the earth.  Further, EPS also releases significant toxic by-products. The above referenced EPA site is not deemed to be a part of this current report.

Expanded Polystyrene (EPS) takes more than 200 years to decompose

Single-use disposable Expanded Polystyrene (EPS) food and beverage containers are discarded by consumers around the world at an overwhelming rate of billions of units per year.  In California alone in 1999 an estimated 300,000 tons of EPS was landfilled. According to a report issued by the U.S. Environmental Protection Agency (Municipal Solid Waste in the United States---1999, Washington D.C., 2000) and prepared by Franklin Associates, Ltd., these EPS containers can only properly be disposed of at landfills; and after use, they take more than 200 years to decompose.  PackItGreen has started extensive research and development in collaboration with industry experts and academics with a view towards developing viable substitutes to EPS products that are practical, safe to use and reasonably priced.

Most widely-used foodware is made from crude oil (Styrofoam, etc.) and, like all conventional plastics, polystyrene foam is non-renewable, non-biodegradable and virtually non-recyclable. Polystyrene foam food serviceware ends up in landfills, waterways or the ocean. It breaks down into smaller and smaller pieces which are often mistaken for food and ingested by marine animals, birds and fish. Medical evidence also suggests (http://www.epa.gov/garbage/msw99.htm) that chemicals in polystyrene foam are carcinogenic and may leach into food or drink. Polystyrene is produced from styrene, a known human neurotoxin and a known animal carcinogen. Factory workers who work with styrene have been documented (http://www.epa.gov/garbage/facts.htm) to have suffered from a variety of neurological and hematological disorders. Not only is there styrene left over from its manufacturing, but styrene has been shown to erode out from EPS packaging under a variety of circumstances -- most notably when in contact with an acidic solution (such as adding lemon to tea) or when food containing vitamin A, which breaks down EPS, is microwaved. The above referenced websites are not deemed to be a part of this current report.

Worldwide governmental authorities enforce “Green procurement” practices

Many municipalities have enacted efforts, regulations and laws to curb or ban the use of EPS products, such as polystyrene. In fact, over 100 cities in the US have banned polystyrene in some empirical form.  Oakland, CA, for instance, recently banned the use of polystyrene foam (such as Styrofoam) disposable food serviceware for all food vendors. China’s Ministry of Finance and the State Environmental Protection Administration (SEPA) have announced that starting in 2007, the nation’s central and provincial government will prioritize their purchasing of environmentally friends products and services.  Chinese government’s new “green procurement” policy will be implemented at all levels of jurisdiction starting in 2008.  Taiwan is the first country that has promoted government procurement of green products through legislation.  According to statistics from the Environmental Protection Administration (EPA) and Environment and Development Foundation (EDF), from 1994 to the end of September 2003, up to 3.25 billion Green Mark labels are in use, amounting to NT$ 50.678 billion (US$ 1.5 billion) in total trade value, which accounts for a large fraction of the consumer economy.  Similar “green procurement” practices could be seen in Japan, Canada (the federal government is the single largest public sector purchaser with annual spending of over $13 billion), and in the US Department of Defense (DoD), General Services Administration (GSA), and National Aeronautics and Space Administration (NASA).  Government procurement practices have an impact on the national economy and the goods and services made available in the market place.

While it is difficult to ban disposable products altogether, fast food restaurants, households with young children, hospitals, school cafeterias and other facilities concerned with the spread of food-borne disease attest to the need for disposable food containers.   Add to this the additional energy, water and detergents needed to wash permanent-ware, and it becomes clear that a disposable eco-friendly alternative is needed around the world.  The dilemma, of course, is in choosing a disposable container that is effective, cost efficient, and minimizes damage to the environment.  The Company intends to produce the products that fulfill this need.

The Company believes that no other competitive product currently exists in the market that can equal its anticipated product’s full list of benefits.  Management believes that a strong opportunity exists, then, for segment dominance by its potential line of products since the market is just beginning to adopt eco-friendly foodware. The Company’s management forecasts multiple niche markets that could readily transition to using the Company’s products, including: catering, government, academic, hospitality, airline, military and restaurants.  Major opportunities also exist to capture significant portions of the fresh and frozen food packaging industries.

Customers

As described elsewhere herein, the Company, along with its subsidiaries, intends to manufacture disposable products under the name “EATware.” The Company further intends to sell these products to EATware Global Corp.’s customers. Among EATware Global Corp.’s customers in the United States and Canada is the Solo Cup Operating Corporation.   EATware Global Corp. has also signed sales contracts for approximately $20.5 million annually through 2012, as outlined below.  When the manufacturing facility in Mississippi becomes operational, it will fulfill a portion of the above orders to the full extent of its capacity.

EATware Global Corp.’s signed sales contracts:

Distributor Name	Country	Year 2008 ($ in thousands)	Year 2009 ($ in thousands)	Year 2010 ($ in thousands)	Year 2011 ($ in thousands)	Year 2012 ($ in thousands)	5-year Total ($ in thousands)
Solo	US	3,165.9	5,698.6	5,698.6	5,698.6	5,698.6	25,960.2

Derec Sarl	France	960.0	960.0	960.0	960.0	960.0	4,800.0

BSS	HK & Singapore	480.0	480.0	480.0	480.0	480.0	2,400.0

EURUS	Korea	960.0	960.0	960.0	960.0	960.0	4,800.0

Remmerco Ltd	UK	480.0	480.0	480.0	480.0	480.0	2,400.0

Global Foods Trade	USA	960.0	960.0	960.0	960.0	960.0	4,800.0

Excellent Packaging	USA	960.0	960.0	960.0	960.0	960.0	4,800.0

Especia	Mexico	960.0	960.0	960.0	960.0	960.0	4,800.0

Import Food Network LLC	USA	960.0	960.0	960.0	960.0	960.0	4,800.0

Denico	Benelux, France,	1,440.0	1,440.0	1,440.0	1,440.0	1,440.0	7,200.0
	Germany
Biopak	Australia and	960.0	960.0	960.0	960.0	960.0	4,800.0
	New Zealand
Natures Fresh	US & Canada	2,400.0	2,400.0	2,400.0	2,400.0	2,400.0	12,000.0

Rimpac	Sweden	960.0	960.0	960.0	960.0	960.0	4,800.0

Vertex Industrial	Canada	960.0	960.0	960.0	960.0	960.0	4,800.0

Total committed sales per year (USD):		16,605.9	19,138.6	19,138.6	19,138.6	19,138.6	93,160.2

Suppliers

The Company’s planned production facility in the United States is located in Monticello, Mississippi. The location is close to an abundant supply of agricultural wastes such as the sugar cane bagasse in the neighboring state of Louisiana. During 2007, Louisiana generated an estimated nine billion pounds of sugarcane bagasse with little to no value for the Louisiana economy.  Louisiana has 1000 sugarcane producers and 13 raw sugar mills (http://www.sugarcaneleague.org)

The other lesser component of the company’s products is starch, which is commonly derived from agricultural sources such as corn, wheat, rice, and potatoes and is widely available through well-established distribution channels in the U.S.  Although cornstarch dominates the industrial starch market, wheat starch is also used to manufacture industrial products.  The cost of starch is determined by the cost of the corn feedstock, which has been in great demand due to its use in ethanol production.  Cargill is the major supplier along with other smaller suppliers. Initially the Company plans to purchase its starch requirement from Chemstar Products Company, Minneapolis, MN. There is no agreement between the Company and the Chemstar Products Company. The Company will also have the option of purchasing starch from other suppliers.  Notwithstanding the substantial demand for cornstarch, there appears to be enough fluidity in the market, especially in light of a presently slowing economy, for the Company to have a variety of suppliers available.

Competition

Our management believes that the Company’s planned potential product line may be competitive since the Company’s competitors typically produce products that are fluorine-based polymers products. Specifically, most of them are neither fully biodegradable nor decomposable, and none are 100% decomposable. Additionally, all are complex organic materials that are costly to manufacture.

There are also competing products from companies such as: Earthcycle, Biosphere, Cereplast, Earthshell, Novamont, Enviropak, Biobag, International Paper, NatureWorks and Earthsmart.  Through our Licensing Agreement with EATware Global Corp., we believe that we can use the  low-cost manufacturing and technological advantage of EATplus to give the Company a strong competitive advantage over competitors. The main advantage, though, is that EATware is a proven technology that has been manufactured, distributed and marketed for years in Asia.  Most of the competing products were created by startups with no experience in bringing a product to market, bringing it to the forefront, and keeping it there (www.earthcycle.com, www.cereplast.com, http://www.earthshellnow.com/, http://www.natureworksllc.com/, http://www.earthsmartllc.com/, http://www.internationalpaper.com/, http://www.earthsmartllc.com/, http://www.materbi.com/). The above-referenced websites are not deemed to be a part of this current report.

We operate in a competitive environment that is characterized by technological change. We compete with major international and domestic companies. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. However, through our Licensing Agreement with EATware Global Corp., the Company believes that its licensed patents and proprietary manufacturing process give it a competitive advantage in its area of specialization.

Patents and Trademarks

EATware Global Corp. has licensed its technology, patents, and trademarks exclusively to the Company. Included in the assigned patents, proprietary additive, and other intellectual property, as outlined below, is also a manufacturing process which the Company believes will give it a competitive advantage.

Title of Invention:	Apparatus and a Method of Producing Pulp-Molded Products (Compression Chamber Forming)	Method of Producing Pulp-Molded Products, a Mould for Use in Such a Method and an Apparatus incorporating such a Mould	Method to Reduce Water Content during Cold Press	Kind of Food Container Box Hasp Structure	Segmented Pressure
Inventor:	Chong Ping Chun, Benson Lo Wan Wah, Lowena Lowena Mohammadreza Afshar Mehrabi Assignment Signed	Chan Chin Pang, Anson Chou Si Hou, Eddie Ma Yat Ming, Edward Assign-ment Signed	So Chi Ming, Jack	So Chi Ming, Jack	So Chi Ming, Jack
Owner Countries	Glory Team Industrial Ltd (1)	Glory Team Industrial Ltd (1)	So Chi Ming, Jack Assignment Signed to EATware Intellectual Properties Ltd. (2)	So Chi Ming, Jack Assignment Signed to EATware Intellectual Properties Ltd. (2)	So Chi Ming, Jack Assignment Signed to EATware Intellectual Properties Ltd. (2)
China		-	Patent No.: ZL 200520040420.9 (Issued on 27 Sept 06)	App No. 200520047096.3 (filed on 1 Jan 05) (Process time : 48 months)	App No. 200610140169.2 (filed on 10 Oct 06) (Process time : 48 months)
Korea		-	App No. 10-2006-0027759 (filed on 28 Mar 06) (Process time : 48 months)	-
Malaysia	App No. PI20056021 (filed on 20 Dec 05) (Process time : 48 months)	-	App No. PI20060276 (filed on 23 Jan 06) (Process time : 48 months)	-
Singapore	App No. 200508402-5 (filed on 27 Dec 05) (Process time : 48 months)	-	App No. 200602007-7 (filed on 27 Mar 06) (Process time : 48 months)	-
Taiwan		-	Patent No. : M296135 (Issued on 21 Aug 06)	-
UK	App No. GB0415853.1 (filed 15 July 04)	App No. GB0408785.4 (filed on 20 Apr 04)	-	-

(1) Glory Team Industrial Ltd. is a wholly-owned subsidiary of EATware Global Group

(2) EATware Intellectual Properties Ltd. is a wholly own subsidiary of EATware Global Group

International Certifications and Awards

EATware products are internationally approved under:

Endorsed by / Organization	Certification
US FDA

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FDA 21 CFR 178.3800 ‘Preservatives for Fiber’

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FDA 24 CFR 176.170  ‘Components of Paper and Paperboard on Contact with Aqueous and Fatty Foods’

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FDA Bacteriological Analytical Manual Chapter 18 – Yeasts, Molds and Mycotoxins

French Law on Packaging Materials	• French Law 94-647 ‘Packaging Materials Pollutants Analysis’ • French Law 98-638 ‘Packaging Materials Measurement of Heavy Metal Content’
Hong Kong Environmental Protection Department	HS1002, HS1003, HS1004, HS1005, HS1006, HS2001, HS3001, HS3002, HS3003, HS3004 and HS3006 ‘Testing of food safety and biodegradability guidelines’
China Environmental United (Beijing) Certification Center Co. Ltd.	• ISO 09001:2000 ‘Quality management’ • ISO 14001:2004 ‘ Environmental management’ • HACCP System ‘Food safety management’
Hong Kong Green Council	• Hong Kong Green Label Certificate
China Environmental United (Beijing) Certification Centre Co. Ltd., Environmental Certification Center of State Environmental Protection Administration	• China Environmental Label
Japan Food Research Laboratories	• Heavy Metals, Fluorescence Material, Polyethylene, Phenols, Formaldehyde
Organic Waste Systems	• DIN EN13432:2000. Packaging ‘Requirements for Packaging Recoverable through Composting and Biodegradation’
SGS	• Compression Test ASTM D2808 • EU Council Directive 94/62/EC on Packaging and Packaging Waste

In addition to international certifications, EATware products have also been awarded Eco Products Award by the Centre of Environmental Technology Ltd, the Chinese and Hong Kong General Chamber of Commerce in 1999, the Best New Technology Award by Los Angeles Western Foodservice & Hospitality Expo 2006 and recently the Hong Kong Q-Mark Product Scheme in May 2008 for its remarkable biodegradable nature and quality. Governmental authorities worldwide recognize EATware as a strong advocator of environmental preservation providing environmentally-friendly foodware solutions.

Employees

As of April 29, 2008, we had two full-time employee and ten part-time employees.  We consider our relations with our employees to be good. With respect to our full-time employees, Mr. John Kelley currently serves as the factory manager, and Ms. Shirley Acy currently serves as our factory’s Human Resources Manager. Our part-time employees currently work on the renovation of our facilities.

Employment Agreements

We currently have no agreements with our Employees.

Manufacturing Equipment and Machinery

We intend to use state-of-the-art manufacturing equipment and automation technology at our planned manufacturing facility in Mississippi, which, combined with its patented process design, reduces production cycle times by over 60%. There will be over 250% increased production rate per machine as compared to conventional pulp box hot press manufacturing.

Due to the efficiency with which EATware’s and PackItGreen’s machinery was designed by EATware International Ltd. in Hong Kong, the manufacturing flow has close to zero emissions. All solid and liquid leftovers are recycled back into the pulping system.  Fibers are separated through proprietary mechanical means instead of chemical methods.  Our production is 100% chlorine- and sulfur-free.

Through our licensed proprietary technology, we are able to have the unique ability to use different raw materials as the source of starches in the production process.  Having a selection of different starches to choose from gives us, as manufacturers of biodegradable products, some purchasing flexibility. That flexibility can help us to keep our prices competitive with polystyrene items. In essence, we are seeking to be able to maintain pricing flexibility by strategic commodities competition and switching raw materials when cost effective.  We expect that the effect of the raw materials flexibility will have a much more statistically significant effect when economics of scale come into play.

Management hopes to be able to obtain U.S. federal and/or state government grants and loans to utilize EATware Global Corp.’s technology in making use of surplus raw materials from US farmlands.  Tremendous revenues can be obtained due to our ability to obtain subsidies to raw materials costs and manufacturing processes.  These government contacts will also allow us entry to government sales contracts that would have much higher barriers to entry for our competitors. Initially, our Mississippi factory will use readily available and cost-effective bagasse as its main raw material.

Manufacturing Process

(1)

The crunching tank is the initial machine used in the process for Fiber-making.

(2)

The dosing pool is a pool filled with agitator to mix fiber and the additive, EATplus. The slurry will pump into the mixing pool after the slurry is mixed well.

(3)

The mixing pool is used to store the slurry for production.

(4)

The white water pool is used to collect and store the recycled water which drains from the pulp-forming machine.

(5)

The vacuum reservoir is used as a buffer to keep the vacuum pressure stable.

(6)

Lastly, the pulp-forming machine is the machine used to form the final product.

Sugarcane-Derived Manufacturing

Bagasse, the dry, fibrous residue remaining after the extraction of juice from the crushed stalks of sugarcane can be used as a source of cellulose for our products. Only the stalks of sugarcane contain sufficient quantities of sugar (sucrose) for processing.  The rest of the plant (leaves, tops, roots) is termed “bagasse” and represents about 15% of the sugarcane. Since this material interferes with the processing of the stalks, provides a haven for insects and rodents, and results in reduced yields the following year, farmers often burn the leafy trash either prior to harvesting the standing sugarcane, or after the green cane has been harvested with a combine harvester. Reduced yields appear to be due to higher soil moisture and lower soil temperatures when the residues are left on the field.

The bagasse material offers several advantages for EATware: rapid growth of the sugar-cane plant, widespread cultivation, lower energy and bleaching chemical requirements for bagasse refining. Such a process is also a convenient means of usefully clearing this voluminous sugar refinery waste product: indeed, one ton of refined sugar results in two tons of bagasse. Sugarcane is not only a readily renewable resource, but the sugarcane fiber can be turned into products normally made from plastic or paper and avoids the pollution from normal burning of sugarcane pulp after juice extraction.

Sources for EATware’s and PackItGreen’s raw materials should not pose any problem into the future. Nationally, sugarcane production is expected to increase slightly over the next decade. The USDA projects a slight decline in harvested sugarcane acres to 842,000 in 2015, but with an increase in yields to 35.1 tons/acre by 2015 (USDA-OCE , http://www.fas.usda.gov/htp/sugar/sugar.asp). The Food and Policy Research Institute projects a slight increase in harvested sugarcane acres to 872,000 in 2015 and an increase in yields to 35.8 tons/ac by 2015 (FAPRI, 2006 [http://www.fapri.iastate.edu/outlook2006/text/OutlookPub2006.pdf) The above-referenced websites are not deemed to be a part of this current report.

Description of Property

Headquarters

We maintain our principal office at PackItGreen Holdings, Inc. Corporate Headquarters, 3420 Ocean Park Blvd., Suite 3000, Santa Monica, California, USA 90405. Our telephone number at that office is 310-450-9100. Our current office space consists of approximately 1,700 square feet. The lease runs until 2011 at a cost of $8,000 per month. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Production Facilities

We have entered into a Memorandum of Understanding with Lawrence County, Mississippi, to locate a new manufacturing, processing and distribution facility in the County to manufacture and distribute our products.  As part of the agreement we have agreed to the lease-purchase of a building owned by us with an initial lease term of sixty months at a monthly rental of $1,000, starting in November 2007, which will be applied toward a negotiated purchase price.  We made an advance deposit of $15,000 toward the successful completion of the project.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchase of Equity Securities

The Company became subject to Securities Exchange Act reporting requirements on May 11, 2007. There is no established current market for the shares of our common stock.  Our securities have not been listed or quoted on any Exchange to date.  There can be no assurance that a liquid market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or blue sky laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We have never paid any cash dividends on shares of our common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to apply any earnings to fund the development of our business. The purchase of shares of common stock is inappropriate for investors seeking current or near term income.

Operations

On December 31, 2007, PackItGreen Holdings, Inc. had a net operating loss available for carry forward of $115,081.

Liquidity

As of December 31, 2007, PackItGreen Holdings, Inc. had cash, and total current assets of $290, and total assets of $15,290, comprised of office equipment. As of December 31, 2007, PackItGreen Holdings, Inc. had current liabilities, comprised of accrued payables, of $79,708.

Our consolidated financial statements as of December 31, 2007 have been prepared under the assumption that we will continue as a going concern for the year ending December 31, 2008. Our independent registered public accounting firm has issued a report dated February 10, 2008 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is likely dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately to achieve profitable operations. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

To partially address this liquidity issue, on March 26, 2008, the Company closed a private placement with two accredited investors (the “Investors”) for an aggregate amount of $1,890,453 (the “Purchase Price”). In consideration of the Purchase Price, the Company issued to the Investors an aggregate of 1,260,301 restricted shares of its common stock, $0.001 par value. Additionally, the Investors also were issued 126,030 warrants exercisable for three years from the date of issuance for an exercise price of $3.00.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Seasonality

All historic operations of JPG have been discontinued subsequent to September 30, 2007. It is not anticipated that seasonality will have a substantial impact on the products which are intended to be sold or distributed by the Company.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We may need to raise additional capital which may not be available on acceptable terms or at all

We will require additional capital to upgrade our existing facilities and develop our new factory, expand our marketing efforts and meet our growing working capital requirements. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to develop our business. If we are unable to obtain additional financing, we will likely be required to curtail or significantly reduce our expansion plans. Further, any additional equity financing may involve substantial dilution to our then existing stockholders.

If we raise additional capital the value of your investment may decrease.

If we need to raise additional capital to implement or continue operations, we will likely issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and any equity securities that we issue may have rights, preferences or privileges senior or more advantageous to our common stockholders.

We must effectively manage the growth of our operations, or our business will suffer.

We are expanding our business by establishing a manufacturing facility in Mississippi, and we plan to increase the range of services that we offer our customers. Further, although we do not have any plans to make any acquisitions, it is possible that we may expand our operations through acquisitions. Our ability to successfully develop our business requires an effective planning and management process, especially in view of the international nature of our business. The planned development of our business will place a significant strain on our management and our resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

An increase in the cost of raw materials will affect sales and revenues.

Sugarcane and starch, as derived from tapioca, and the steam of wheat and rice, like many raw materials, is subject to swings in prices and shortages. Most recently demand for rice has resulted in price increases. Any increase in the prices of raw materials, including sugarcane and starch, which are our principal raw materials, will affect the price at which we can sell our product. The price of raw materials is based on the local market price, which is not fixed. As a result, any increase in our suppliers’ costs would be passed on to us. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

We may encounter potential environmental liability, which our insurance may not cover.

During the ordinary course of our operations, we may in the future receive citations or notices from governmental authorities that our operations are not in compliance with our permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. We will seek to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that we will always be successful in this regard, and the failure to resolve a significant issue could result in adverse consequences to us.

While we maintain insurance, such insurance is subject to various deductible and coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. There can be no assurance that insurance will continue to be available to us on commercially reasonable terms, that the possible types of liabilities that may be incurred by us will be covered by insurance, that our insurance carriers will be able to meet their obligations under their policies or that the dollar amount of such liabilities will not exceed our policy limits. An uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to obtain and maintain licenses or permits, zoning, environmental and/or other land use approvals that we need to operate our plants.

These licenses or permits and approvals are difficult and time-consuming to obtain and renew, and elected officials and citizens’ groups frequently oppose them. Failure to obtain and maintain the permits and approvals we need to own or operate our future manufacturing plants, including increasing their capacity, could materially and adversely affect our business and financial condition.

If environmental regulation enforcement is relaxed, the demand for our products may decrease.

The demand for our services is substantially dependent upon the public’s concern with, and the continuation and proliferation of, the laws and regulations governing the recycling of plastic. A decrease in the level of public concern, the repeal or modification of these laws, or any significant relaxation of regulations relating to the recycling of plastic would significantly reduce the demand for our services and could have a material adverse effect on our operations and financial condition.

We face intense competition, and many of our competitors have substantially greater resources than we have.

We operate in a competitive environment that is characterized by technological change. We compete with major international and domestic companies. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Furthermore, some of our competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located. Some of our competitors may have production lines that allow them to produce more sophisticated and complex products than we currently offer and to offer a broader range of products. Other emerging companies or companies in related industries may also increase their participation in the biodegradable tableware or packaging markets, which would intensify competition in our markets. We might lose some of our current or future business to these competitors or be forced to reduce our margins to retain or acquire that business, which could decrease our revenues or slow our future revenue growth and lead to a decline in profitability. Further, to the extent that, whether as a result of the increased cost of sugarcane or starch, shipping costs or other factors, we area not able to price our products competitively, our ability to sell our products in both the domestic and the international markets will suffer.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no track record for companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue that may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investment.

Our independent registered accounting firm has cited our ability to continue as a going concern.

Our auditors have added an explanatory paragraph to their opinion on our financial statements because of concerns about our ability to continue as a going concern.  These concerns arise from the fact that we have not yet established an ongoing source of revenues sufficient to cover our operating costs and that we will need additional working capital  for our planned activities and to service our debt.  If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in herein may affect our operating results

Risks Related to Our Securities

Our Common Stock is an illiquid investment and transferability of our shares is subject to significant restriction.

There are substantial restrictions on the transfer of our common stock. Therefore, the purchase of such shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of our common stock.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and our common stock may not be acceptable as collateral for a loan.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires the broker or dealer to approve a person’s account for transactions in penny stocks and dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and receive a signed agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Item 5.01 Changes in Control of Registrant.

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of PackItGreen, Inc.:

Name	Age	Offices Held

Jonathan W.L. So	42	President, Chief Executive Officer, Director
Richard Jackson	64	Secretary, Treasurer, and Director Secretary, Treasurer, and Director
Richard Chin	57	Chairman of the Board
Stan Harper	69	Director

Resigned Directors

John P. Greeley

Mr. Greeley was JPG’s president and director since inception. Since 1990 he has been an independent consultant emphasizing merger and acquisition strategies and analysis and financial and organizational executive management responsibilities. Prior to that, Mr. Greeley spent 20 years in various executive positions with commercial banks including serving in various officer positions with Bank of New England from 1972 to 1991. Mr. Greeley was a director of Snow & Sail Sports, Inc. in 2005 through August 2006.  He is a graduate of Georgetown University

Matthew P. Greeley

Mr. Greeley became a director in September 2006. He is a regional sales manager for W.B. Mason Company and is the son of John P. Greeley. Matthew P. Greeley is a graduate of Saint Anselm College with a major in Financial Economics.

Newly Appointed Directors and Executive Officers

Jonathan So, Chief Executive Officer, President, Director

Jonathan W. L. So is the founder and President of EATware, an environmental-solution focused company based in Honk Kong. With his international business experience, Mr. So lead the finance, business management, sales & marketing and strategic planning of EATware. Since 2003, Mr. So has served as President of numerous companies, including: Rong Bao (Nantong) Environmental Packaging Technology Development Limited, a factory and production line located in Nantong, China and specializing in manufacturing materials; Tian Yao (Nantong) Environmental Product Co., Ltd., a factory and production line located in Nantong, China and specializing in manufacturing of single-use 100% decomposable food containers; Intelli-Media Group(holding)Ltd,  a public listed company in Hong Kong, business focused on animation, comic publishing, media, franchising and internet; Glory Team Industrial Ltd., a business focused on a self-invented single-use 100% decomposable food container made from natural materials; and Global Sources Merchandising Pte Ltd., a trading company located in Singapore specializing in trading and sourcing of apparel and accessory items.

Richard Jackson, Director and Chief Financial Officer

Richard Jackson has served as Secretary and Treasurer of PackItGreen Holdings, Inc. since August 2007 devoting ¼ time to the company or as needed.  As operations accelerate this time commitment will be adjusted as required. Mr. Jackson has thirty-eight years of experience in public accounting, including extensive experience in representing clients in tax matter negotiations with the Internal Revenue Service and State Tax Commission.  Since November 2004, Mr. Jackson has been a partner of Jackson Coles, PLLC.  From January 2002 until November 2004, Mr. Jackson was a partner of Stanton, Jackson & Company.  From January 1996 until December 2001, Mr. Jackson was a partner of Presnell Gage.  Since 1976, he has taught accounting and other courses for the American Institute of Banking and Idaho Bankers Association.  In addition, he authored a course for the American Institute of Certified Public Accountants.  Mr. Jackson graduated from the University of Idaho, holding a Bachelor of Science Degree in Business with an accounting major and is currently a CPA.

Richard Chin, Chairman of the Board

Mr. Chin has over 28 years experience in international trading, contracting, finance and management. He was the former Deputy Chairman and Chief Executive Officer of Dickson Group Holdings Ltd and also the Managing Director of Mansion Holdings Ltd, both of which are leading contracting companies listed in the Main Board of the Hong Kong Stock Exchange. Prior to that, he was the Managing Director of Active International, a leading US company in the corporate barter industry, for their Far East operation. Prior to that, he had a company that had been retained as the Far East sourcing agent for Child World, the second largest toys store chain in the US at that time. He had also been employed as the Managing Director of Maes N.V., a European-based trading and contracting company for their Far East operation. Mr. Chin has been holding senior management positions in various groups of companies, both local and multi-national and possesses rich experience in strategic planning, financial planning and management, and business development in different industries. Presently, serve as Chairman of Intelli-Media Group(holding)Ltd,  a public listed company in Hong Kong, business focused on animation, comic publishing, media, franchising and internet.

Stan Harper, Director

Mr. Harper has served as President of PackItGreen Holdings, Inc. since August 2007 during its pre-operation phase which required only part-time service. Mr. Harper is also currently President and CEO of Park Staffing Services, having founded its predecessor firm, tempSERV in 1979.  He is also President of Computer Contact Services, a marketing, public relations and advertising firm with an emphasis on political and non-profit fund raising and campaigning: direct mail design, distribution and banking; computer analysis; management and campaign reporting compliance.

Executive Compensation

JPG Associates, Inc.

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

PackItGreen Holdings, Inc.

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation Plans

None.

Compensation of Directors

We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Certain Relationships and Related Transactions

On December 1, 2007, PackItGreen Holdings, Inc. entered into a Licensing Agreement (the “Agreement”) with EATware Global Corp., a British Virgin Islands Corporation (“EATware Global”). Pursuant to the terms of the Agreement, PackItGreen will manufacture and package produced products to EATware Global’s assigned distributors and/or direct customers in North America, Hong Kong, UK, Holland, Demark, Australia and China. Jonathan So, is the Director and Chairman of EATware Global Corp. Richard Chin is the Director of the company. As consideration for the Agreement, PackItGreen Holdings, Inc. will pay 4% of the sales to EATware Global Inc; there is no upfront cost or down payment.

Jack Chi Ming So is the CTO of EATware Global Corp., which is the parent company of EATware Intellectual Properties Ltd. On January 1, 2007, Jack Chi Ming So entered into three Deed of Trust Agreements with EATware Intellectual Properties Ltd., pursuant to which Mr. So assigned certain rights to patents owned by Mr. So to EATware Intellectual Properties Ltd.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the acquisition of PackItGreen, the Company changed its name to PackItGreen Holdings Corp.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

PackItGreen Holdings, Inc. Balance Sheet as of December 31, 2007

PackItGreen Holdings, Inc. Statement of Operations

PackItGreen Holdings, Inc. Statement of Stockholders' Equity

PackItGreen Holdings, Inc. Statement of Cash Flows

PackItGreen Holdings, Inc. Notes to Financial Statements

(b) Pro forma financial information.

PackItGreen Holdings, Inc. Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

Exhibit Number	Description
10.1

Share Exchange Agreement dated February 19, 2008 by and among JPG, Inc., PackItGreen Holdings, Inc. and each of the shareholders of PackItGreen Holdings, Inc. (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 22, 2008)

10.2

Return to Treasury Agreement dated February 19, 2008, by and among JPG, Inc. and the shareholders of JPG, Inc., incorporated by reference to the Company’s Form 8-K filed with the SEC on February 22, 2008 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 22, 2008)

10.3	Licensing Agreement dated December 1, 2007, between EATware Global, Inc. and PackItGreen Holdings, Inc.
10.4	Amendment No. 1 to the Share Exchange Agreement dated February 19, 2008 by and among JPG, Inc., PackItGreen Holdings, Inc. and each of the shareholders of PackItGreen Holdings, Inc.
10.5	Memorandum of Understanding between Lawrence County, Mississippi and EATware Holdings, Inc. dated July 25, 2007
10.6	Amendment to Lease Agreement between Lawrence County, Mississippi and EATware Holdings, Inc. dated April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKITGREEN CORPORATION

Date: May 27, 2008	/s/ Jonathan So
Name: Jonathan So
Title: Chief Executive Officer

FINANCIAL STATEMENTS

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St, # 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

Packitgreen Holdings, Inc. and Subsidiary

Santa Monica, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of PackItGreen Holdings, Inc. and Subsidiary (development stage company) at December 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period July 30, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  PackItGreen Holdings, Inc. and Subsidiary at December 31, 2007 and the results of operations, and cash flows  for the period July 30, 2007 (date of inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6 to the consolidated financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

February 10,  2008

Salt Lake City, Utah                                        /s/ Madsen & Associates, CPA’s Inc.

PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS

CURRENT ASSETS

Cash	$290
Total Current Assets	290

OTHER ASSETS

Option deposit	15,000

TOTAL ASSETS	$15,290

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES

Accrued payables	$79,708

LONG - TERM LIABILITIES	0

STOCKHOLDER’S DEFICIT

Stock - 300,000,000 shares authorized, 30,071,000 shares issued and outstanding	$30,071
Additional paid-in capital	20,529
Loss accumulated during the development stage	(115,018)
Total equity	(64,418)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$15,290

The accompanying notes are an integral part of these financial statements.

 PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

STATEMENT OF OPERATIONS

For the Period July 30, 2007 (date of inception) to December 31, 2007

INCOME	$0

OPERATING EXPENSES

Administrative	$115,018
Total operating expenses	115,018

NET PROFIT (LOSS)	$(115,018)

NET LOSS PER COMMON SHARE

Basic and diluted	$-

AVERAGE OUTSTANDING SHARES – (stated in 1,000’s)

Basic	30,066

The accompanying notes are an integral part of these financial statements.

 PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period July 30, 2007 (date of inception) to December 31, 2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(115,018)

Net change in payables	79,708
Common shares issued for services	30,000

Net Change from Operations	(5,310)

CASH FLOWS FROM INVESTING
ACTIVITIES

Option deposit	(15,000)
CASH FLOWS FROM FINANCING
ACTIVITIES

Increase in shareholder investments	20,600

Net Change from Financing	20,600

Net Change in Cash	290
Cash at Beginning of Period	0
Cash at End of Period	$290

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$0

The accompanying notes are an integral part of these financial statements.

PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period July 30, 2007 (date of inception) to December 31, 2007

			Additional paid-in Capital	Loss Accumulated During Development Stage
	Common Stock
	Shares	Amount

Balance July 19, 2007 (date of inception)	-	$-	$-	$-

Issuance of common stock to shareholders and LEA Management for management services performed	30,000,000	30,000	-	-

Issuance of common stock for cash	56,000	56	5,544	-

Issuance of common stock for cash	15,000	15	14,985	-

Net operating loss for the period ended December 31, 2007	-	-	-	(115,018)

Balance December 31, 2007	30,071,000	$30,071	$20,529	$(115,018)

The accompanying notes are an integral part of these financial statements.

 PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

1. ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on July 30, 2007 with authorized common stock of 300,000,000 shares with a par value of $.001.

The Company acquired all outstanding stock of EATware Holding, Inc. (subsidiary) which was organized on July 19, 2007 in the state of Nevada.

The Company has no revenue producing operations and is a development stage company as defined in Statement of Financial Accounting Standards No. 7 and has elected December 31 as its fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company will recognize income and expenses based on the accrual method of accounting.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2007, the Company had a net operating loss available for carry forward of $115,081.  The income tax benefit of approximately $35,000 from the carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started revenue producing operations.  The net operating loss will expire in 2028.

Revenue Recognition

Revenue will be recognized upon the completion of a service or the sale and shipment of a product.

Advertising and Market Development

The Company will expense advertising and market development costs as incurred.

PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values due to their short term maturities.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.  Diluted net income (loss) per share amounts are computed using the weighted average number of common shares of any common share rights unless the exercise becomes anti dilutive and then only the basic per share amounts are shown in the report.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. DEPOSIT

The Company has entered into a Memorandum of Understanding with Lawrence County, Mississippi, to locate a new processing and distribution facility in the County to manufacture and distribute industrial packaging.  As part of the agreement the Company has agreed to the lease-purchase of a building owned by the County with an initial lease term of sixty months at a monthly rental of $1,000, starting in November 2007, which will be applied toward a negotiated purchase price.  The Company made an advance deposit of $15,000 toward the successful completion of the project.

PACKITGREEN HOLDINGS, INC. AND SUBSIDIARY

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

The Company’s officers and directors did not own any of the outstanding common stock of the Company as of December 31, 2007.

As of April 2008, Richard Jackson, an executive officer of the Company, and his wife, Trudy, own 4,000 shares of common stock. Jonathan So, also an executive officer of the Company, received 150,000 shares, LEA Management received 10,005,000 shares, and Grena Assets Limited received 20,000,000 shares as founders of the corporation. Management and related parties own 99% of the outstanding common stock of the Company. LEA management has made a noninterest-bearing demand loan to the Company in the principal amount of $78,000.

On December 1, 2007, PackItGreen Holdings, Inc. entered into a Licensing Agreement with EATware Global Corp., a British Virgin Islands Corporation. Jonathan So, the Chief Executive Officer and Director of the Company, is also the Director and Chairman of EATware Global Corp., and Richard Chin, the Chairman of the Board of the Company, is also the Director of EATware Global Corp.

5. CAPITAL STOCK

During 2007 the Company issued 71,000 private placement common shares for cash of $20,600, and 30,000,000 shares to management for services.

6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have sufficient working capital for all its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern. The Company’s cash requirements over the next twelve months are greater than the Company’s current cash, cash equivalents, and investments.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

If the Company is unable to obtain sufficient funds during the next twelve months, the Company may need to curtail operations, which will have a material adverse impact on the Company’s business prospects. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

To partially address this liquidity issue, on March 26, 2008, the Company closed a private placement with two accredited investors (the “Investors”) for an aggregate amount of $1,890,453 (the “Purchase Price”). In consideration of the Purchase Price, the Company issued to the Investors an aggregate of 1,260,301 restricted shares of its common stock, $0.001 par value. Additionally, the Investors also were issued 126,030 warrants exercisable for 3 years from the date of issuance for an exercise price of $3.00.

Moreover, EATware Global Corp. has granted to PackItGreen, Inc. an exclusive license to use production Trade Secrets to manufacture and distribute organically sensitive, environmentally friendly, and biodegradable tableware, packaging and other cellulose-based products and also granted to PackItGreen a license to use certain trademarks solely in connection with the packaging, promotion, sale and distribution of the Product to EATware’s assigned distributors. The Company is planning to commence production of these products, although no assurances can be given as to its likelihood of success.

7. PROPOSED MERGER UPDATE

On February 19, 2008 (the “Closing Date”), the Company, f/k/a JPG Associates, Inc., entered into a Share Exchange Agreement (the “Agreement”) with PackItGreen Holdings, Inc. (“PackItGreen”), and the shareholders of PackItGreen (the “PackItGreen Shareholders”) pursuant to which the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of PackItGreen from the PackItGreen Shareholders. As consideration for the acquisition of the shares of PackItGreen, the Company agreed to issue an aggregate of 30,560,000 shares of Common stock, $0.0001 par value (the “Common Stock”) to the PackItGreen Shareholders. Thereafter, the Company changed its name to PackItGreen Holdings Corp.

As a condition to the transaction, JPG’s shareholders owning an aggregate of 7,790,000 of the then outstanding 10,000,000 shares agreed to return such shares to JPG for cancellation. Further, PackItGreen agreed to pay such shareholders an aggregate of $550,000 (the “Purchase Price”) for such shares within ninety days of the Closing Date.

In order to complete this recapitalization and purchase, on the Closing Date, JPG caused its shareholders owning an aggregate of 7,790,000 of the then outstanding 10,000,000 shares of JPG to be returned to JPG for cancellation, and (ii) JPG caused one of its principal shareholders owning an additional 2,000,000 of the then outstanding 10,000,000 shares of JPG to be deposited in the name of a person or firm mutually acceptable to the parties at an account at a brokerage firm as is mutually designated by the Parties (the “Escrow Shares”), with the understanding that should the Purchase Price not be paid in a timely manner, then and in such event, the Escrow Shares may be sold and the proceeds from the sale of the Escrow Shares would be applied towards satisfaction of the Purchase Price.

Subsequent to the Closing Date, in May 2008, the parties entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which the parties have now agreed to remove the requirement for the $550,000 cash payment and in lieu thereof the parties have agreed that all proceeds from the sale of such 2,000,000 shares sold to satisfy the Purchase Price, which shall not be less than $550,000, shall be retained by the JPG pre-closing shareholders, with any remaining shares not sold to satisfy the Purchase Price being retained by the JPG pre-closing shareholder.

8. SUBSEQUENT EVENTS

On March 26, 2008, the Company closed a private placement with two accredited investors (the “Investors”) for an aggregate amount of $1,890,453 (the “Purchase Price”). In consideration of the Purchase Price, the Company issued to the Investors an aggregate of 1,260,301 restricted shares of its common stock, $0.001 par value. Additionally, the Investors also were issued 126,030 warrants exercisable for 3 years from the date of issuance for an exercise price of $3.00.